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                                                                EXHIBIT 99.3(ii)


                          PROMOTIONAL AGENT AGREEMENT



         AGREEMENT ("Agreement") made as of this _____ day of ________________, 1998 by and among Manufacturers Securities Services, LLC ("MSS"), a broker-dealer registered under the Securities Exchange Act of 1934 (1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), The Manufacturers Life Insurance Company of North America ("Manulife North America"), a stock life insurance company issuing, developing and sponsoring Insurance Products, and ManEquity, Inc. ("Promotional Agent"), also registered as a broker-dealer under the 1934 Act and a member of the NASD.

I.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         Insurance Products - fixed and variable annuity contracts issued by Manulife North America as of the date of this Agreement together with any products developed during the period of this Agreement that are regulated as insurance products under the laws of the several States of the United States, some of which are also regulated as securities under the federal securities laws.

         Selling Agreements - contracts among Broker-Dealers, Promotional Agent and MSS and Manulife North America providing for the distribution of Insurance Products issued, sponsored or developed by Manulife North America.

         Broker-Dealers - brokerage firms and insurance agencies (to the extent they are licensed to sell Insurance Products) that have entered into Selling Agreements to distribute Insurance Products to retail customers.

II.      INTRODUCTION

         WHEREAS, Manulife North America is in the business of issuing, developing and sponsoring various Insurance Products;

         WHEREAS, Manulife North America distributes such Insurance Products through its wholly-owned subsidiary MSS, which is the principal underwriter of all its products regulated under the federal securities laws;

         WHEREAS, MSS is authorized to enter into Selling Agreements with Manulife North America's consent with Broker-Dealers for the distribution of Insurance Products; and

         WHEREAS, Promotional Agent wishes to assist MSS in making arrangements with Broker-Dealers for the distribution of Insurance Products and in promoting the sale thereof through such Broker-Dealers, and MSS wishes the Promotional Agent to do so;
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         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

III.     APPOINTMENT OF PROMOTIONAL AGENT

A.       APPOINTMENT

         MSS hereby appoints Promotional Agent as its non-exclusive agent for the promotion of sales of the Insurance Products specified in Schedule A hereto through Broker-Dealers, and Promotional Agent accepts such appointments subject to the terms and conditions set forth herein.

IV.      DUTIES OF PROMOTIONAL AGENT

A.       PROMOTION OF CONTRACTS

         Promotional Agent agrees to use its best efforts to promote the sale of Insurance Products through Broker-Dealers, and in furtherance thereof Promotional Agent shall to the extent it deems appropriate and at its own expense:

         (i) Use its best efforts to secure duly qualified Broker-Dealers to enter into Selling Agreements for the distribution of Insurance Products;

         (ii) Prepare or cause to be prepared sales and promotional materials, such materials being subject, however, to the prior approval of MSS and Manulife North America as provided in Section VII B of this Agreement;

C.       PROMOTIONAL AGENT'S EXPENSES

         Promotional Agent will be responsible for all expenses (excluding first time and renewal licensing expenses for sellers of Insurance Products) incurred in performing its duties under this Agreement.


V.       DUTIES OF MSS AND MANULIFE NORTH AMERICA

A.       DUTIES

         MSS or Manulife North America shall to the extent they deem appropriate and at their own expense:

         (i) Where permitted, obtain such corporate registrations and agent licenses as are necessary to carry on business and issue and sell Insurance Products in all states of the
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         United States and its territories and shall process all licensing, registration and appointment applications of Broker-Dealers;

         (ii)    Underwrite fixed and variable annuity policies;

         (iii) Issue fixed and variable annuity policies and provide full administration services therefore;

         (iv) Draft and file as required, prospectuses, contracts, application forms and Selling Agreements;

         (v) Comply with all other legal and regulatory requirements in respect of Insurance Products; and

         (vi) Review any marketing materials prepared by Promotional Agent promptly.

B.       COOPERATION OF MSS AND MANULIFE NORTH AMERICA

         MSS and Manulife North America agree that to the extent the cooperation or concurrence of one is required to enable the other to fulfill its obligations pursuant to this Agreement, they will cooperate or concur to the extent permitted by law.

VI.      COMPENSATION

A.       COMPENSATION SCHEDULE

         In consideration of providing the services called for under this Agreement, with respect to each category of Insurance Products the Promotional Agent shall receive the compensation detailed in Schedule B ("Statement of Expenses and Compensation") attached hereto and as amended from time to time pursuant to Section X, paragraph I of this Agreement. Such compensation shall constitute full compensation to Promotional Agent for all services performed under this Agreement.

VII.     LIMITATIONS ON PROMOTIONAL AGENT'S AUTHORITY

A.       SOLICITATION

         Nothing contained herein shall be construed as granting authority to Promotional Agent to sell Insurance Products directly to, or solicit applications for Insurance Products directly from, customers or prospective customers.
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B.       MARKETING MATERIALS

         Promotional Agent will not use any marketing materials without Manulife North America's or MSS's prior review and written approval.

C.       RESTRICTION ON INFORMATION

         Neither Promotional Agent nor its representatives, employees and affiliated companies are authorized to give any information or make any representations concerning Insurance Products other than those contained in any registration statements or related prospectuses and statements of additional information filed with the Securities and Exchange Commission relating thereto or in such sales literature as may be specifically authorized in writing by Manulife North America or MSS (as applicable).

VIII.    RECORDS

A.       RECORD-KEEPING DUTIES

         Promotional Agent, MSS and Manulife North America agree to keep all necessary records as are required of each by applicable federal and state law and acceptable business practices and to render any necessary assistance to one another for the accurate and timely preparation of such records. The parties to this Agreement, their representatives and the representatives of any regulatory body with jurisdiction, during normal business hours and upon five (5) days written notice, shall have access to any records pertaining to this Agreement maintained by the other parties hereto for purposes of reviewing or copying same.

IX.      CUSTOMER CONFIDENTIALITY

A.       CONFIDENTIALITY

         Promotional Agent agrees that the names and addresses of all customers and prospective customers of MSS and of any affiliated company, which may come to the attention of Promotional Agent or any company or person affiliated with Promotional Agent, are confidential. Such customer information shall not be used without the prior written consent of MSS by Promotional Agent or any company or person affiliated with Promotional Agent for any purposes whatsoever except as may be necessary in connection with Insurance Products covered by this Agreement.
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X.       GENERAL PROVISIONS

A.       WAIVER

         Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.       BINDING EFFECT

         This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and permitted assigns, provided that this Agreement or any rights or obligations hereunder may not be assigned without the prior written consent of the parties hereto.

C.       REGULATIONS

         All parties agree to observe and comply with all laws, rules and regulations applicable to the business contemplated by this Agreement.

D.       GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Massachusetts.

E.       COMPLAINTS AND INVESTIGATIONS

         Promotional Agent, MSS and Manulife North America agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding or customer complaint involving Insurance Products.

F.       TERMINATION

         (a) This Agreement shall be for a period of five (5) years from the date first mentioned above renewable automatically for one year periods thereafter unless terminated by any party at the end of the five year period or thereafter at the end of any one year period.

         (b) This Agreement will terminate automatically if either MSS (or any successor thereto) or Promotional Agent should cease to be a registered broker-dealer under the 1934 Act or a member of the NASD. Termination shall not affect the obligations of the parties under
         Section IX of this Agreement or under paragraph D of this Section X.
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         (c)        This Agreement may be terminated by mutual consent of all
         the parties to the Agreement.

G.       AMENDMENT

         This Agreement or any schedule annexed hereto may be amended only in writing signed by all the parties.

H.       COUNTERPARTS

         This Agreement may be signed by the parties in counterpart.

         The parties hereby execute this Agreement effective the date first mentioned above.

I.       AMENDMENT

         This Agreement or any schedule annexed hereto may be amended only in writing signed by all the parties.
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                 MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


                 By:
                    --------------------------------------------
                    Name and Title:


                 Date:
                      ------------------------------------------


                 MANUFACTURERS SECURITIES SERVICES, LLC


                 By:
                    --------------------------------------------
                    Name and Title:


                 Date:
                      ------------------------------------------


                 MANEQUITY, INC.


                 By:
                    --------------------------------------------
                    Name and Title:


                 Date:
                      ------------------------------------------
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                                      SCHEDULE A


         (i)      Variable Annuities (including fixed accounts)

         (ii) Such other Insurance Products as are from time to time agreed by the parties to the foregoing Agreement and added to this Schedule A in accordance therewith.
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                                      SCHEDULE B


                     STATEMENT OF EXPENSES AND COMPENSATION


         Promotional Agent shall be compensated as follows:


                 Venture Annuity:

                 Venuture Rollover Annuity: